Oppenheimer

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Real Estate Fund
Prospectus dated February 28, 2002

Oppenheimer Real Estate Fund is a mutual fund that seeks
total return. It emphasizes investments in common stocks
and other equity securities issued by real estate
companies, such as "real estate investment trusts"
("REITs").
This Prospectus contains important information
about the Fund's objective, its investment policies,
strategies and risks. It also contains important
information about how to buy and sell shares of the Fund
and other account features. Please read this Prospectus
carefully before you invest and keep it for future
reference about your account.

As with all mutual funds, the Securities and Exchange
Commission has not approved or disapproved the Fund's
securities nor has it determined that this Prospectus is
accurate or complete. It is a criminal offense to
represent otherwise.

                                                         (logo) OppenheimerFunds
                                                         The Right Way to Invest

CONTENTS

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                             ABOUT THE FUND

                  3          The Fund's Investment Objective and Strategies
                  4          Main Risks of Investing in the Fund
                  4          The Fund's Performance
                  6          Fees and Expenses of the Fund
                  7          About the Fund's Investments
                  8          How the Fund is Managed

                             ABOUT YOUR ACCOUNT

                  9          How to Buy Shares
                             Class A Shares
                             Class B Shares
                             Class C Shares
                             Class N Shares
                             Class Y Shares

                  18         Special Investor Services
                             AccountLink
                             Retirement Plans

                  19         How to Sell Shares
                             By Mail
                             By Telephone

                  21         How to Exchange Shares
                  23         Shareholder Account Rules and Policies
                  24         Dividends, Capital Gains and Taxes

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A B O U T  T H E  F U N D

THE FUND'S INVESTMENT OBJECTIVES AND STRATEGIES

WHAT IS THE FUND'S INVESTMENT OBJECTIVE?

The Fund seeks total return through investment in real estate securities.

WHAT DOES THE FUND MAINLY INVEST IN?

The Fund has adopted a policy to invest,  under normal  circumstances,  at least
80% of the value of its net  assets  (plus the  amount  of any  borrowings),  in common stocks and other equity securities issued by real estate companies,  such as  "real  estate  investment  trusts"  ("REITs")  and  "real  estate  operating companies" ("REOCs"). This is a non-fundamental policy which the Fund's Board of
Trustees may change upon 60 days' notice to shareholders.

HOW DOES THE PORTFOLIO MANAGER DECIDE WHAT SECURITIES TO BUY OR SELL? The Fund's
investment Manager, OppenheimerFunds, Inc., has retained Cornerstone Real Estate
Advisers, Inc. (the "Subadvisor") to provide the day-to-day portfolio management of  the  Fund's  assets.  The  Fund's  portfolio  manager  is  employed  by  the
Subadvisor.  The portfolio  manager employs both a top-down and bottom-up method in selecting  securities for the fund. The portfolio manager's top-down approach is  distinguished  in that he has  extensive  access  to  in-house  real  estate experts.  The portfolio manager sets the portfolio  strategy with the benefit of insight  from these  experts who can provide  field  observations  (i.e.  local, regional and national real estate trends and fundamentals.)

The top-down process is further aided by the subadvisor's comprehensive property databases that track the real estate markets by property type,  geographic metro area and company  portfolio.  Proprietary  models are maintained  that allow the portfolio  manager to  analyze  markets at  various  levels  including  Standard
Industrial  Classification  code, Zip code, and Metropolitan  Statistical  Area, resulting in some of the most  comprehensive  data bases in the industry  today.
Specifically,  portfolio  weightings are determined by a national,  regional and metro area market analysis of the following factors:

     o    Projected growth in supply and demand factors  specifically related to the commercial property markets.
     o    Expected  growth  in  population,   employment,  personal  income  and
          household formations.
     o    Projected growth in new commercial  space by tracking  construction in process and building permit activity.
     o    Anticipated growth in supply and demand factors impacting  residential real estate.
     o    Projected growth in household  formations and propensity to own versus rent.
     o    Current  affordability  of the  single-family  residential real estate market.
     o    Expected growth in supply and demand for hotels.
     o    Anticipated growth in new construction and building permit activity of all classes of business, leisure and resort hotels.
     o    Projected growth in Gross Domestic Product and airline travel.

The portfolio  manager's bottom-up analysis uses traditional equity analysis and includes an assessment of the property  portfolio,  current  business  strategy, capital  structure  and  management  track record.  Specifically,  companies are sought that have the following characteristics:

Capacity for predictable and sustainable growth in revenue and earnings per share
     o    Dominant  owner/operators  in  their  property  types  and  geographic markets, respectively
     o    Property holdings poised for potentially higher growth due to location in  markets  where  developable  land is  scarce,  or to  management's strategic positioning
     o    Strong capital structure and access to capital that may help to effect its long-term business strategy
     o    Experienced  senior  management  with a strong track record and a wide spectrum of industry specific skills
     o    Attractive  valuation  relative o to other companies in our investment universe and to historical valuation in the real estate market.

The Fund might not be fully invested in accordance with its investment objective for up to 30 days or more after its launch date.

WHO IS THE FUND DESIGNED FOR? The Fund is designed for those  investors  seeking to  diversify  by adding  real estate  securities  to their  portfolio,  who are seeking a fund that may perform  differently  than a general stock or bond fund, high current income, and the potential for long-term growth of capital.  Because of the Fund's  focus on  long-term  growth,  the Fund may be  appropriate  for a portion of a retirement  plan  investment.  However,  the Fund is not a complete investment program.

Main Risks of Investing in the Fund

     The Fund  expects to invest  primarily  in common  stocks and other  equity securities issued by real estate  companies.  The main risk is that the value of the stocks  the Fund  holds  might  decline  as a result of the  performance  of individual stocks, a decline in the stock market in general or a general decline in real estate markets.  Other risks include:  extended vacancies of properties, increased  competition,  increases  in property  taxes and  operating  expenses, changes in zoning  laws,  losses due to costs  resulting  from the  clean-up  of environmental  problems,  liability to third parties for damages  resulting from environmental problems,  casualty or condemnation losses,  limitations on rents, changes in  neighborhood  values and the appeal of  properties  to tenants,  and changes in interest rates.

Stock  Market  Risk.  Your  investment  in Fund  shares  represents  an indirect investment  in the REIT  shares and other real  estate  securities  owned by the
Fund. The value of these equity securities, like other stock market investments, may move up or down,  sometimes rapidly and  unpredictably.  Your Fund shares at any point in time may be worth less than what you  invested,  even after  taking into account the reinvestment of Fund dividends and distributions.

Real Estate Markets and REIT Risk. Additionally, since the Fund concentrates its assets in the real estate industry,  your investment in the Fund will be closely linked to the performance of the real estate  markets.  Property values may fall due to increasing  vacancies or declining  rents  resulting  from  unanticipated economic,  legal, cultural or technological  developments.  REIT prices also may drop because of the failure of borrowers to pay their loans,  a dividend  cut, a disruption to the real estate  investment  sales  market,  changes in Federal or
State  taxation  policies  affecting  REITs,  and  poor  management.   The  REIT
investment  universe is  comprised  of roughly 190  companies  ranging in market capitalization  of $4 million to $9 billion (as of December 31,  2001),  with an aggregate market capitalization of approximately $154 billion.

Small  Companies.  Roughly 27% of the REITs currently  outstanding have a market capitalization  of $100 million or less. Small REIT company shares therefore can be more volatile  than, and perform  differently  from,  larger company  stocks.
There may be less trading volume in a smaller company's stock,  which means that buy and sell  transactions  in that  stock  could  have a larger  impact  on the stock's  price than is the case with larger  company  stocks.  Further,  smaller companies may have fewer  business  lines;  changes in any one line of business, therefore,  may have a greater impact on a small  company's  stock price than is the case for a larger  company.  It is unlikely  that the Manager would invest a substantial  portion of its  assets in this  subsection  of the REIT  investment universe due to the small market capitalization.

Non-Diversification. The Fund is "non-diversified" and takes larger positions in a smaller number of issuers than a diversified  fund. The change in the value of a single stock in the Fund's  portfolio may have a greater  impact on the Fund's net asset value than it would on a diversified  fund. The Fund's share price may fluctuate more than the share price of a comparable diversified fund.

Derivatives.  The Fund may invest in derivative  investments.  Derivatives  have risks.  If the issuer of the derivative  investment does not pay the amount due, the Fund can lose money on the investment. The underlying security or investment on which a derivative is based, and the derivative  itself,  may not perform the way the  Manager  expected  it to.  As a result of these  risks  the Fund  could realize less principal or income from the investment  than expected or its hedge might be unsuccessful.  As a result, the Fund's share prices could fall. Certain derivative investments held by the Fund might be illiquid.

     There are also special  risks in  particular  hedging  strategies.  Options trading involves the payment of premiums and can increase portfolio turnover. If the  Manager  used a  hedging  instrument  at the wrong  time or  judged  market conditions incorrectly, the strategy could reduce the Fund's return.

HOW RISKY IS THE FUND OVERALL?  The risks described above  collectively form the overall  risk  profile  of the  Fund and can  affect  the  value  of the  Fund's investments,  its  investment  performance  and the prices of its shares.  These risks mean that you can lose  money by  investing  in the Fund.  When you redeem your shares,  they may be worth more or less than what you paid for them.  There is no assurance that the Fund will achieve its objective.

     In the short term, the stock markets can be volatile,  and the price of the
Fund's  shares can go up and down  substantially.  The Fund expects to hold more concentrated  positions than other equity mutual funds. In the  OppenheimerFunds spectrum,  the Fund is  generally  more  aggressive  than funds  that  invest in investment  grade debt  securities,  but may be less  volatile  than the average stock fund.

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An  investment  in the Fund is not a deposit  of any bank and is not  insured or guaranteed by the Federal Deposit Insurance  Corporation or any other government agency.
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The Fund's Performance

     Because  the  Fund  recently   commenced   operations,   prior  performance
information  for a full calendar year is not yet  available.  After the Fund has commenced investment operations,  to obtain the Fund's performance  information, you can contact the Transfer Agent at the toll-free telephone number on the back cover of this  Prospectus.  Please  remember  that the Fund is  intended to be a long-term investment, and that performance results are historical, and that past performance  (particularly over a short-term period) is not predictive of future results.

Fees and Expenses of the Fund

     The following tables are meant to help you understand the fees and expenses you may pay if you buy and hold  shares of the Fund.  The Fund pays a variety of expenses directly for management of its assets, administration,  distribution of its shares and other  services.  Those expenses are  subtracted  from the Fund's assets to  calculate  the Fund's net asset  values per share.  All  shareholders therefore  pay  those  expenses  indirectly.  Shareholders  pay  other  expenses directly,  such as sales charges and account  transaction  charges.  The numbers below are based on the Fund's expected expenses during its first fiscal year.

Shareholder Fees (charges paid directly from your investment):

                          Class A      Class B     Class C     Class N   Class Y
                          Shares       Shares      Shares      Shares    Shares
------------------------- -------     --------   ---------    -------  ---------
------------------------- -------     --------   ---------    -------  ---------
Maximum Sales Charge
(Load)on purchases         5.75%        None       None        None        None
(as % of offering price)
------------------------ ------------ ----------- ----------- ----------- ------
------------------------ ------------ ----------- ----------- ----------- ------
Maximum Deferred Sales Charge (Load)
(as % of the lower of
the original offering
price or                   None1        5%2         1%3         1%4        None
redemption proceeds)
----------------------------------------------------
     1.   A  contingent  deferred  sales  charge  may  apply to  redemptions  of investments  of $1 million or more  ($500,000  for certain  retirement plan accounts) of Class A shares. See "How to Buy Shares" for details.
     2.   Applies to  redemptions in first year after  purchase.  The contingent deferred  sales  charge  declines  to 1% in  the  sixth  year  and  is eliminated after that.
     3.   Applies to shares redeemed within 12 months of purchase.
     4.   Applies to shares  redeemed  within 18 months of a  retirement  plan's first purchase of Class N shares.

Annual Fund Operating Expenses (deducted from Fund assets):
(% of average daily net assets)

---------------------------------------------------
                        Class A    Class B    Class C       Class N     Class Y
                        Shares     Shares     Shares        Shares       Shares
-------------------- ------------ ----------- ----------- ------------ ---------
-------------------- ------------ ----------- ----------- ------------ ---------
Management Fees         0.75%        0.75%       0.75%       0.75%        0.75%
-------------------- ------------ ----------- ----------- ------------ ---------
-------------------- ------------ ----------- ----------- ------------ ---------

Distribution and/or     0.25%        1.00%       1.00%       0.50%        None
Service (12b-1) Fees

------------------- ------------ ----------- ----------- ------------ ----------
------------------- ------------ ----------- ----------- ------------ ----------
Other Expenses          0.30%        0.30%       0.30%       0.30%        0.30%
------------------- ------------ ----------- ----------- ------------ ----------
------------------- ------------ ----------- ----------- ------------ ----------
Total Annual
Operating Expenses      1.30%        2.05%       2.05%       1.55%        1.05%
-------------------------------

     Expenses may vary in future years. "Other expenses" include,  among others, estimated  transfer  agent fees,  custodial  expenses,  and accounting and legal expenses the Fund will pay in its first year of operation.  The Fund's  transfer agent has voluntarily  agreed to limit transfer and shareholder  servicing agent fees to 0.25% per annum of Class Y shares,  effective  January 1, 2001,  and for all other classes,  0.35% per annum, effective October 1, 2001. That undertaking may be amended or withdrawn at any time.

Examples.  The  following  examples are intended to help you compare the cost of investing  in the Fund with the cost of investing  in other  mutual  funds.  The examples assume that you invest $10,000 in a class of shares of the Fund for the time periods indicated and reinvest your dividends and distributions.

     The first example  assumes that you redeem all of your shares at the end of those  periods.  The second  example  assumes  that you keep your  shares.  Both examples also assume that your investment has a 5% return each year and that the class's  operating  expenses remain the same. Your actual costs may be higher or lower because  expenses  will vary over time.  Based on these  assumptions  your expenses would be as follows:

------------------------------------ --------------------- --------------------
If shares are redeemed:                     1 Year               3 Years
------------------------------------ --------------------- --------------------
------------------------------------ --------------------- --------------------
Class A Shares                       $700                  $963
------------------------------------ --------------------- --------------------
------------------------------------ --------------------- --------------------
Class B Shares                       $708                  $943
------------------------------------ --------------------- --------------------
------------------------------------ --------------------- --------------------
Class C Shares                       $308                  $643
------------------------------------ --------------------- --------------------
------------------------------------ --------------------- --------------------
Class N Shares                       $258                  $490
------------------------------------ --------------------- --------------------
------------------------------------ --------------------- --------------------
Class Y Shares                       $107                  $334
------------------------------------ --------------------- --------------------

------------------------------------- -------------------- --------------------
If shares are not redeemed:                 1 Year               3 Years
------------------------------------- -------------------- --------------------
------------------------------------- -------------------- --------------------
Class A Shares                        $700                 $963
------------------------------------- -------------------- --------------------
------------------------------------- -------------------- --------------------
Class B Shares                        $208                 $643
------------------------------------- -------------------- --------------------
------------------------------------- -------------------- --------------------
Class C Shares                        $208                 $643
------------------------------------- -------------------- --------------------
------------------------------------- -------------------- --------------------
Class N Shares                        $158                 $490
------------------------------------- -------------------- --------------------
------------------------------------- -------------------- --------------------
Class Y Shares                        $107                 $334
------------------------------------- -------------------- --------------------

In the first example,  expenses include the initial sales charge for Class A and the applicable Class B, Class C or Class N contingent deferred sales charges. In the second example,  the Class A expenses include the sales charge, but Class B,
Class C and Class N  expenses  do not  include  the  contingent  deferred  sales charges. There are no sales charges on Class Y shares.

About the Fund's Investments

THE FUND'S PRINCIPAL INVESTMENT POLICIES. The allocation of the Fund's portfolio among  different  investments  will vary over time based upon the  Sub-Advisor's evaluation of economic and market trends.  The Fund's portfolio might not always include all of the different types of investments described below. The Statement of Additional  Information  contains more detailed  information about the Fund's investment  policies  and  risks.  The  Sub-Advisor  tries  to  reduce  risks by carefully researching securities before they are purchased, and in some cases by using hedging techniques.

The Fund has adopted a policy to invest,  under normal  circumstances,  at least
80% of the value of its net  assets  (plus the  amount  of any  borrowings),  in common stocks and other equity securities issued by real estate companies,  such as  "real  estate  investment  trusts"  ("REITs")  and  "real  estate  operating companies" ("REOCs").

REAL ESTATE COMPANIES.  For purposes of the Fund's investment  policies,  a real estate  company  is one that  derives  at  least  50% of its  revenues  from the
ownership,   construction,   financing,   management  or  sale  of   commercial,
industrial,  or  residential  real estate;  or has at least 50% of its assets in such real estate. Under normal circumstances, the Fund will invest substantially all of its assets in the  equity  securities  of real  estate  companies.  These equity securities can consist of common stocks  (including REIT shares),  rights or warrants to purchase common stocks, securities convertible into common stocks where the conversion  feature  represents,  in the investment  advisor's view, a significant element of the securities' value, and preferred stocks.

REAL ESTATE INVESTMENT  TRUSTS  ("REITs").  The Fund may invest without limit in shares  of REITs.  REITs  pool  investors'  funds for  investment  primarily  in income-producing  real estate or real estate  related to loans or  interests.  A
REIT is not taxed on income  distributed to shareholders if, among other things, it  distributes  to its  shareholders  substantially  all of its taxable  income
(other than net capital gains) for each taxable year. As a result, REITs tend to pay  relatively  higher  dividends  than other types of  companies  and the Fund intends to use these REIT dividends in an effort to meet the current income goal of its investment objective.

Types of REITs. REITs can generally be classified as Equity REITs, Mortgage REITs and Hybrid REITs. The Fund invests primarily in Equity REITs.

Equity REITs. The Fund's investment  portfolio  includes shares of Equity REITs, which are  companies  that invest the majority of their assets  directly in real property and derive  income  primarily  from the  collection of rents.
     Equity  REITs can also  realize  capital  gains by investing in and selling properties that have - appreciated in value.

Mortgage REITs and Hybrid  REITs.  Mortgage  REITs  invest the majority of their assets in real estate  mortgages  and derive  their income  primarily  from interest payments.  Hybrid REITs combine the characteristics of both Equity
     REITs and Mortgage REITs.

Portfolio  Turnover.  A change  in the  securities  held by the Fund is known as
     "portfolio  turnover." The Fund may engage in short-term  trading to try to achieve its objective and may have a high  portfolio  turnover rate of over
     100% annually.  Increased  portfolio  turnover creates higher brokerage and transaction  costs for the Fund. If the Fund realizes capital gains when it sells its portfolio  investments,  it must generally pay those gains out to the shareholders, increasing their taxable distributions.

OTHER INVESTMENT  STRATEGIES.  To seek its investment  objectives,  the Fund can also use the investment techniques and strategies described below. The following investment  strategies are not considered principal investment  strategies,  and the Fund might not always use all of them. These techniques have risks, although some are - designed to help reduce overall investment or market risks.

OtherEquity Securities.  While the Fund emphasizes investments in common stocks, it can  also  buy  other  equity  securities,  such  as  preferred  stocks, warrants,  junk bonds and securities  convertible into common stocks (which may be subject to credit risks and interest rate risks, as described in the
     Statement  of  Additional   Information.)   The  Manager   considers   some
     convertible securities to be "equity equivalents" because of the conversion feature  and in that case  their  rating has less  impact on the  Manager's investment decision than in the case of other debt securities.

Foreign  Investing.  The  Fund  can buy  securities  in any  country,  including developed  countries  and  emerging  markets.  The Fund does not  expect to invest substantial amounts of its assets in foreign stocks. The Fund has no limits  on the  amount  of its  assets  that  can be  invested  in  foreign securities, but has adopted an operating policy limiting its investments in foreign  securities  to 10% of  its  total  assets.  Shareholders  will  be notified if this operating policy should change.

Illiquid and Restricted Securities.  Investments may be illiquid because they do not have an active  trading  market,  making it  difficult to value them or dispose of them promptly at an acceptable price.  Restricted securities may have  terms that  limit  their  resale to other  investors  or may  require registration  under  federal  securities  laws  before  they  can  be  sold publicly.  The Fund  will not  invest  more  than 10% of its net  assets in illiquid or  restricted  securities.  The Board can increase  that limit to
     15%.  Certain  restricted  securities  that  are  eligible  for  resale  to qualified  institutional  purchasers may not be subject to that limit.  The
     Manager  monitors  holdings of illiquid  securities  on an ongoing basis to determine whether to sell any holdings to maintain adequate liquidity.

Derivative  Investments.  The Fund can invest in a number of different  kinds of
     "derivative"  investments.  In general terms, a derivative investment is an investment  contract  whose value depends on (or is derived from) the value of an  underlying  asset,  interest rate or index.  In the broadest  sense, options,  futures contracts,  and other hedging  instruments the Fund might use may be  considered  "derivative"  investments.  In  addition  to  using derivatives for hedging,  the Fund might use other  derivative  investments because they offer the potential for increased  value.  The Fund  currently does not  expect to use  derivatives  to a  significant  degree  and is not required to use them in seeking its objective.

o    Hedging. The Fund can buy and sell futures contracts, put and call options, and forward contracts.  These are all referred to as "hedging instruments."
     Underlying  investments for these hedging  instruments  include securities, securities indices and currencies.  The Fund does not currently use hedging to a significant  degree.  It has  percentage  limits on its use of hedging instruments and is not required to use them in seeking its objective.  Some of  these  strategies  would  hedge  the  Fund's  portfolio  against  price fluctuations.  Other hedging  strategies,  such as buying  futures and call options,  would tend to  increase  the Fund's  exposure  to the  securities market.

TEMPORARY DEFENSIVE AND INTERIM INVESTMENTS. In times of unstable adverse market or  economic  conditions,  the  Fund  can  invest  up to 100% of its  assets  in temporary defensive  investments that are inconsistent with the Fund's principal investment  strategies.  Generally  they  would  be cash  equivalents  (such  as commercial paper),  money market instruments,  short-term debt securities,  U.S.
government securities, or repurchase agreements and may include other investment grade  debt  securities.  The Fund could  also hold  these  types of  securities pending the  investment  of proceeds  from the sale of Fund shares or  portfolio securities or to meet anticipated  redemptions of Fund shares. To the extent the
Fund  invests  defensively  in  these  securities,  it  might  not  achieve  its investment objective of total return.

How the Fund Is Managed

The Manager.  The Manager handles the Fund's  day-to-day  business.  The Manager carries out its duties,  subject to the policies established by the Fund's Board of Trustees,  under an investment  advisory  agreement that states the Manager's responsibilities.  The agreement  sets the fees the Fund pays to the Manager and describes  the  expenses  that the Fund is  responsible  to pay to  conduct  its business.

     The Manager has been an investment  advisor since January 1960. The Manager and its  affiliates  managed more than $120 billion in assets as of December 31,
2001 including other  Oppenheimer  funds,  with more than 5 million  shareholder accounts. The Manager is located at 498 Seventh Avenue, New York, NY 10018.

The  Manager's Fees. Under the investment advisory agreement,  the Fund pays the
     Manager  an  advisory  fee at an annual  rate that  declines  as the Fund's assets grow:  0.75% of the first $200 million of average annual net assets,
     0.72% of the next $200 million,  0.69% of the next $200  million;  0.66% of the next $200 million,  and 0.60% of average annual net assets in excess of
     $800 million.

The  Sub-Advisor.  The manager has retained the  Sub-Advisor,  Cornerstone  Real
     Estate Advisers,  Inc., to provide day-to-day  portfolio management for the
     Fund. The Sub-Advisor has operated as an investment  advisor since 1994. As of December 31,  2001,  the  Sub-Advisor  managed over $4 billion of equity real  estate  assets  and  $70  million  of  real  estate  securities.  The
     Sub-Advisor is an indirect, wholly-owned subsidiary of Massachusetts Mutual
     Life Insurance Company ("MassMutual") of Springfield MA, the parent company of the  Manager,  and  is  located  at One  Financial  Plaza,  Suite  1700,
     Hartford, CT 06103-2604. The Manager, not the Fund, pays the Sub-Advisor an annual fee under the  Sub-Advisory  Agreement  between  the Manager and the
     Sub-Advisor.

Portfolio  Manager.  The Fund's  portfolio  is managed by Scott C.  Westphal  of
     Cornerstone  Real Estate Advisors,  Inc., the Sub-Advisor.  Mr. Westphal is
     the Managing Director of Cornerstone's  Real Estate  Securities  Investment
     Management  unit and is responsible for the creation and management of real estate securities portfolios for the firm's institutional clients. Prior to joining  Cornerstone  in  1999,  Mr.  Westphal  served  as  Executive  Vice
     President and Portfolio Manager for JLW Capital Management,  a wholly owned subsidiary of Jones Lang LaSalle. Previously, Mr. Westphal served as Senior
     Vice President for Cohen &  Steers  Capital  Management.  Mr.  Westphal
     received  his B.S. in  Corporate  Finance  and  Accountancy  from  Northern
     Illinois  University,  and is a Chartered Financial Analyst and a Certified
     Public Accountant.

ABOUT YOUR ACCOUNT

Five classes of shares are  described in this  Prospectus.  Currently,  the Fund offers only Class A shares.  The minimum  initial  investment is $25,000 and the subsequent investment minimum is $5,000.

How to Buy Shares

HOW DO YOU BUY SHARES?  You can buy shares several ways as described  below. The
Fund's Distributor,  OppenheimerFunds  Distributor,  Inc., may appoint servicing agents to accept purchase (and redemption) orders. The Distributor,  in its sole discretion, may reject any purchase order for the Fund's shares.

Buying Shares Through Your Dealer. You can buy shares through any dealer, broker or financial  institution  that has a sales agreement with the Distributor.
     Your dealer will place your order with the Distributor on your behalf.

Buying Shares Through the Distributor.  Complete an OppenheimerFunds New Account
     Application  and  return  it  with a  check  payable  to  "OppenheimerFunds
     Distributor, Inc." Mail it to P.O. Box 5270, Denver, Colorado 80217. If you
     don't list a dealer on the  application,  the Distributor  will act as your agent in buying the shares.  However,  we  recommend  that you discuss your investment  with a financial  advisor before you make a purchase to be sure that the Fund is appropriate for you.

o    Paying by Federal Funds Wire.  Shares purchased through the Distributor may be paid  for by  Federal  Funds  wire.  The  minimum  investment  for  such purchases is $5,000.  Before sending a wire,  call the  Distributor's  Wire
     Department at  1.800.525.7048 to notify the Distributor of the wire, and to receive further instructions.

o    Buying Shares Through OppenheimerFunds  AccountLink.  With AccountLink, you
     pay for shares by electronic  funds  transfers from your bank account.  The minimum  investment for such purchases is $5,000.  Shares are purchased for your  account by a transfer  of money from your bank  account  through  the
     Automated Clearing House (ACH) system.

HOW MUCH  MUST  YOU  INVEST?  You can buy Fund  shares  with a  minimum  initial investment  of $25,000 and can make  additional  investments  at any time in the amount of $5,000 or more.

o    The minimum investment  requirement does not apply to reinvesting dividends from the Fund or other  Oppenheimer  funds (a list of them  appears  in the
     Statement of Additional Information, or you can ask your dealer or call the
     Transfer Agent), or reinvesting  distributions  from unit investment trusts that have made arrangements with the Distributor.

o    Under retirement plans, such as IRAs, pension and profit-sharing  plans and
     401(k) plans, you can start your account with as little as $5,000.

AT WHAT PRICE ARE SHARES SOLD? Shares are sold at their offering price, which is the net asset value per share plus any initial  sales charge that  applies.  The offering price that applies to a purchase order is based on the next calculation of the net asset value per share that is made after the Distributor receives the purchase order at its offices in Colorado,  or after any agent  appointed by the
Distributor receives the order and sends it to the Distributor.

Net  Asset  Value.  The Fund  calculates  the net asset  value of each  class of shares  as of the  close of The New York  Stock  Exchange,  on each day the
     Exchange is open for trading  (referred to in this Prospectus as a "regular business day").  The Exchange  normally closes at 4:00 P.M., New York time, but  may  close  earlier  on  some  days.  All  references  to time in this
     Prospectus mean "New York time."

The net asset value per share is  determined by dividing the value of the Fund's net  assets  attributable  to a class by the number of shares of that class that are outstanding.  To determine net asset value, the Fund's Board of Trustees has established  procedures  to value the Fund's  securities,  in  general  based on market value. The Board has adopted special  procedures for valuing illiquid and restricted  securities and obligations for which market values cannot be readily obtained. Because some foreign securities trade in markets and on exchanges that operate on weekends and U.S. holidays,  the values of some of the Fund's foreign investments may change significantly on days when investors cannot buy or redeem
Fund shares.

If, after the close of the principal market on which a security held by the Fund is traded,  and before the time the Fund's  securities  are priced  that day, an event  occurs that the Manager  deems  likely to cause a material  change in the value of such security, the Fund's Board of Trustees has authorized the Manager, subject to the Board's review, to ascertain a fair value for such security.

The  Offering Price. To receive the offering price for a particular day, in most cases the  Distributor or its  designated  agent must receive your order by the time of day The New York Stock Exchange  closes that day. If your order is  received  on a day when the  Exchange is closed or after it has closed, the order will receive the next  offering  price that is  determined  after your order is received.

Buying Through a Dealer.  If you buy shares  through a dealer,  your dealer must receive the order by the close of The New York Stock  Exchange and transmit it to the Distributor so that it is received before the Distributor's close of business on a regular  business day (normally 5:00 P.M.) to receive that day's offering price.  Otherwise,  the order will receive the next offering price that is determined.

--------------------------------------------------------------------------------
WHAT  CLASSES OF SHARES DOES THE FUND  OFFER?  The Fund is  authorized  to offer investors  five  different  classes of shares but currently  only offers Class A shares.  The  different  classes  of shares  represent  investments  in the same portfolio of securities,  but the classes are subject to different  expenses and will likely have different share prices. When you buy shares, be sure to specify the class of shares.  If you do not choose a class, your investment will be made in Class A shares.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
ClassA Shares.  If you buy Class A shares,  you pay an initial  sales charge (on investments  up to $1  million).  The amount of that sales charge will vary depending  on the amount you invest.  The sales  charge rates are listed in
     "How Can You Buy Class A Shares?" below.
--------------------------------------------------------------------------------
Class B Shares. If you buy Class B shares,  you pay no sales  charge at the time of purchase,  but you will pay an annual  asset-based  sales charge. If you sell your shares  within six years of buying them,  you will normally pay a contingent  deferred sales charge.  That  contingent  deferred sales charge varies depending on how long you own your shares,  as described in "How Can
     You Buy Class B Shares?" below.
--------------------------------------------------------------------------------
Class C Shares.If you buy Class C shares, you pay no sales charge at the time of purchase,  but you will pay an annual asset-based sales charge. If you sell your  shares  within  12 months of buying  them,  you will  normally  pay a contingent  deferred  sales  charge of 1%, as described in "How Can You Buy
     Class C Shares?" below.
--------------------------------------------------------------------------------
Class N  Shares. If you buy  Class N  shares  (available  only  through  certain retirement plans), you pay no sales charge at the time of purchase, but you will pay an annual asset-based sales charge. If you sell your shares within
     18 months of the retirement  plan's first  purchase of Class N shares,  you may pay a contingent  deferred sales charge of 1%, as described in "How Can
     You Buy Class N Shares?" below.
--------------------------------------------------------------------------------
ClassY  Shares.  Class  Y  shares  are  offered  only to  certain  institutional investors that have special agreements with the Distributor.
--------------------------------------------------------------------------------

WHICH  CLASS OF SHARES  SHOULD YOU  CHOOSE?  Once you decide that the Fund is an appropriate investment for you, the decision as to which class of shares is best suited to your needs depends on a number of factors that you should discuss with your financial advisor. Some factors to consider are how much you plan to invest and how long you plan to hold your  investment.  If your  goals  and  objectives change  over  time  and you  plan to  purchase  additional  shares,  you  should re-evaluate those factors to see if you should consider another class of shares.
The Fund's operating costs that apply to a class of shares and the effect of the different  types of sales charges on your  investment  will vary your investment results over time.

     The  discussion  below  is  not  intended  to  be  investment  advice  or a recommendation,  because each investor's financial considerations are different.
The discussion below assumes that you will purchase only one class of shares and not a combination of shares of different classes. Of course,  these examples are based on  approximations  of the effect of current  sales  charges and  expenses projected over time, and do not detail all of the  considerations in selecting a class of shares.  You should analyze your options  carefully with your financial advisor before making that choice.

How  Long Do You Expect to Hold Your  Investment?  While future  financial needs cannot be  predicted  with  certainty,  knowing how long you expect to hold your  investment  will assist you in  selecting  the  appropriate  class of shares.  Because of the effect of  class-based  expenses,  your choice will also depend on how much you plan to invest. For example,  the reduced sales charges  available  for larger  purchases of Class A shares may, over time, offset  the effect of paying an initial  sales  charge on your  investment, compared to the effect over time of higher  class-based  expenses on shares of Class  B,  Class C or Class N. For  retirement  plans  that  qualify  to purchase Class N shares, Class N shares will generally be more advantageous than Class B and Class C shares.

o    Investing for the Shorter  Term.  While the Fund is meant to be a long-term investment,  if you have a relatively  short-term  investment horizon (that is, you plan to hold your shares for not more than six  years),  you should probably consider  purchasing Class A or Class C shares rather than Class B shares.  That is because of the effect of the Class B  contingent  deferred sales charge if you redeem  within six years,  as well as the effect of the
     Class B asset-based sales charge on the investment return for that class in the short-term.  Class C shares might be the appropriate choice (especially for investments of less than  $100,000),  because there is no initial sales charge on Class C shares, and the contingent deferred sales charge does not apply to amounts you sell after holding them one year.

However,  if you plan to invest more than $100,000 for the shorter term, then as your investment  horizon increases toward six years, Class C shares might not be as advantageous as Class A shares.  That is because the annual asset-based sales charge on Class C shares  will have a greater  impact on your  account  over the longer  term than the  reduced  front-end  sales  charge  available  for  larger purchases of Class A shares.

And for  non-retirement  plan  investors  who invest $1 million or more, in most cases Class A shares will be the most  advantageous  choice,  no matter how long you intend to hold your shares. For that reason,  the Distributor  normally will not accept  purchase  orders of $500,000 or more of Class B shares or $1 million or more of Class C shares from a single investor.

o    Investing for the Longer Term. If you are investing  less than $100,000 for the  longer-term,  for  example for  retirement,  and do not expect to need access  to your  money  for  seven  years  or more,  Class B shares  may be appropriate.

Are  There  Differences  in Account  Features  That Matter to You?  Some account features may not be available to Class B, Class C and Class N shareholders.
     Other  features  may  not  be  advisable  (because  of  the  effect  of the contingent  deferred  sales  charge)  for  Class  B,  Class  C and  Class N shareholders.  Therefore,  you should  carefully review how you plan to use your investment account before deciding which class of shares to buy.

Additionally, the dividends payable to Class B, Class C and Class N shareholders will be reduced by the  additional  expenses borne by those classes that are not borne by Class A or Class Y  shares,  such as the  Class B,  Class C and Class N asset-based  sales charge  described  below and in the  Statement of  Additional
Information.  Share certificates are not available for Class B, Class C or Class
N shares, and if you are considering using your shares as collateral for a loan, that may be a factor to consider.

How  Do Share Classes Affect  Payments to Your Broker?  A financial  advisor may receive  different  compensation  for  selling one class of shares than for selling  another  class.  It is important to remember that Class B, Class C and Class N contingent deferred sales charges and asset-based sales charges have the same  purpose as the  front-end  sales  charge on sales of Class A shares:  to compensate the Distributor for concessions and expenses it pays to dealers and financial  institutions for selling shares.  The Distributor may pay  additional  compensation  from  its own  resources  to  securities dealers  or  financial  institutions  based upon the value of shares of the
     Fund owned by the dealer or  financial  institution  for its own account or for its customers.

SPECIAL SALES CHARGE  ARRANGEMENTS  AND WAIVERS.  Appendix B to the Statement of
Additional  Information  details the  conditions for the waiver of sales charges that apply in certain  cases,  and the special  sales charge rates that apply to purchases of shares of the Fund by certain groups, or under specified retirement plan arrangements or in other special types of transactions. To receive a waiver or special sales charge rate, you must advise the  Distributor  when  purchasing shares or the Transfer Agent when redeeming  shares that the special  conditions apply.

HOW CAN YOU BUY CLASS A SHARES? Class A shares are sold at their offering price, which is normally net asset value plus an initial sales charge. However, in some cases,  described  below,  purchases are not subject to an initial sales charge, and the  offering  price will be the net asset value.  In other  cases,  reduced sales  charges may be  available,  as  described  below or in the  Statement  of
Additional Information.  Out of the amount you invest, the Fund receives the net asset value to invest for your account.

     The sales charge varies depending on the amount of your purchase. A portion of the sales  charge may be retained by the  Distributor  or  allocated  to your dealer as  concession.  Currently the  Distributor  will retain the entire sales charge.  The Distributor  reserves the right to reallow the entire concession to dealers.  The current  sales  charge rates and  concessions  paid to dealers and brokers are as follows:

                         Front-End Sales     Front-End Sales
                           Charge As a         Charge As a        Concession As
                          Percentage of     Percentage of Net     Percentage of
Amount of Purchase       Offering Price      Amount Invested      Offering Price
-------------------- -------------------------- --------------------------
-------------------- -------------------------- --------------------------
Less than $25,000     5.75%                      6.10%                4.75%
-------------------- -------------------------- --------------------------
-------------------- -------------------------- --------------------------
$25,000 or more but
less than $50,000     5.50%                      5.82%                4.75%
-------------------- -------------------------- --------------------------
-------------------- -------------------------- --------------------------
$50,000 or more but
less than $100,000    4.75%                      4.99%                4.00%
-------------------- -------------------------- --------------------------
-------------------- -------------------------- --------------------------
$100,000 or more but
less than $250,000    3.75%                      3.90%                3.00%
-------------------- -------------------------- --------------------------
-------------------- -------------------------- --------------------------
$250,000 or more but
less than $500,000    2.50%                      2.56%                2.00%
-------------------- -------------------------- --------------------------
-------------------- -------------------------- --------------------------
$500,000 or more but
less than $1 million  2.00%                      2.04%                1.60%
-------------------------------------

Can  You Reduce Class A Sales Charges? You may be eligible to buy Class A shares at reduced sales charge rates under the Fund's "Right of Accumulation" or a
     Letter of Intent,  as described in "Reduced Sales Charges" in the Statement of Additional Information.

ClassA Contingent  Deferred  Sales  Charge.  There is no initial sales charge on purchases  of Class A shares  of any one or more of the  Oppenheimer  funds aggregating  $1 million or more,  or for certain  purchases  by  particular types of retirement plans that were permitted to purchase such shares prior to March 1, 2001 ("grandfathered  retirement  accounts").  Retirement plans are not permitted to make initial  purchases of Class A shares subject to a contingent  deferred sales charge.  The Distributor  pays dealers of record concessions  in an amount  equal to 1.0% of purchases of $1 million or more
     other  than  by  grandfathered   retirement  accounts.   For  grandfathered
     retirement accounts, the concession is 1.0% of the first $2.5 million, plus
     0.50% of the next $2.5  million,  plus 0.25% of purchases  over $5 million, calculated on a calendar year basis.  In either case, the  concession  will not be paid on  purchases  of shares by  exchange  or that were  previously subject to a front-end sales charge and dealer concession.

     If you  redeem  any of those  shares  within an 18 month  "holding  period"
     measured  from the  beginning of the calendar  month of their  purchase,  a contingent  deferred sales charge (called the "Class A contingent  deferred sales  charge") may be deducted from the  redemption  proceeds.  That sales charge will be equal to 1.0% of the lesser of (1) the  aggregate  net asset value of the redeemed  shares at the time of redemption  (excluding  shares purchased by  reinvestment of dividends or capital gain  distributions)  or
     (2) the  original  net  asset  value of the  redeemed  shares.  The Class A contingent  deferred  sales charge will not exceed the aggregate  amount of the  concessions  the  Distributor  paid to your dealer on all purchases of
     Class A shares of all  Oppenheimer  funds you made that were subject to the
     Class A contingent deferred sales charge.

Purchases by  Certain  Retirement  Plans.  There is no initial  sales  charge on purchases  of  Class  A  shares  of any one or more  Oppenheimer  funds  by retirement plans that have $10 million or more in plan assets and that have entered into a special  agreement  with the  Distributor  and by retirement plans which are part of a retirement  plan  product or platform  offered by certain banks,  broker-dealers,  financial advisors, insurance companies or recordkeepers  which  have  entered  into  a  special  agreement  with  the
     Distributor.  There  is  no  contingent  deferred  sales  charge  upon  the redemption of such shares. The Distributor currently pays dealers of record concessions  in an amount equal to 0.25% of the  purchase  price of Class A shares by those  retirement  plans  from its own  resources  at the time of sale,  subject to certain  exceptions  as  described  in the  Statement  of
     Additional  Information.  There is no contingent deferred sales charge upon the redemption of such shares.

     HOW CAN YOU BUY CLASS B SHARES?  Class B shares are sold at net asset value per share without an initial sales charge.  However,  if Class B shares are redeemed within six years from the beginning of the calendar month of their purchase,  a contingent  deferred  sales  charge will be deducted  from the redemption  proceeds.  The Class B contingent deferred sales charge is paid
     to   compensate   the   Distributor   for   its   expenses   of   providing
     distribution-related  services to the Fund in  connection  with the sale of
     Class B shares.

     The amount of the  contingent  deferred  sales  charge  will  depend on the number  of years  since you  invested  and the  dollar  amount  being  redeemed, according to the following  schedule for the Class B contingent  deferred  sales charge holding period:

-----------------------------------------------------------
Years Since Beginning                      Contingent Deferred Sales
of Month in Which                          Charge on Redemptions in That Year
Purchase Order was Accepted                (As % of Amount Subject to Charge)
----------------------------- --------------------------------------------------
----------------------------- --------------------------------------------------
0 - 1                                                       5.0%
----------------------------- --------------------------------------------------
----------------------------- --------------------------------------------------
1 - 2                                                       4.0%
----------------------------- --------------------------------------------------
----------------------------- --------------------------------------------------
2 - 3                                                       3.0%
----------------------------- --------------------------------------------------
----------------------------- --------------------------------------------------
3 - 4                                                       3.0%
----------------------------- --------------------------------------------------
----------------------------- --------------------------------------------------
4 - 5                                                       2.0%
----------------------------- --------------------------------------------------
----------------------------- --------------------------------------------------
5 - 6                                                       1.0%
----------------------------- --------------------------------------------------
----------------------------- --------------------------------------------------
6 and following                                             None
-----------------------------------------------------------

In the table, a "year" is a 12-month period. In applying the contingent deferred sales  charge,  all  purchases  are  considered  to have  been made on the first regular business day of the month in which the purchase was made.

Automatic Conversion of Class B Shares. Class B shares automatically  convert to
     Class A shares 72 months after you purchase them. This  conversion  feature relieves Class B shareholders of the asset-based  sales charge that applies to  Class B  shares  under  the  Class B  Distribution  and  Service  Plan, described below. The conversion is based on the relative net asset value of the two  classes,  and no sales load or other  charge is imposed.  When any
     Class B shares you hold convert any other Class B shares that were acquired by reinvesting  dividends and  distributions  on the converted  shares will also convert to Class A shares.  For further  information on the conversion feature and its tax implications, see "Class B Conversion" in the Statement of Additional Information.

HOW CAN YOU BUY CLASS C SHARES?  Class C shares are sold at net asset  value per share without an initial sales charge.  However,  if Class C shares are redeemed within a holding period of 12 months from the beginning of the calendar month of their purchase, a contingent deferred sales charge of 1.0% will be deducted from the redemption proceeds. The Class C contingent deferred sales charge is paid to compensate the  Distributor  for its expenses of providing  distribution-related services to the Fund in connection with the sale of Class C shares.

How  Can You Buy  Class N  Shares?  Class N  shares  are  offered  only  through retirement  plans  (including  IRAs and 403(b) plans) that purchase  $500,000 or more of  Class N  shares  of one or more  Oppenheimer  funds  or  through  group retirement  plans (which do not include IRAs and 403(b)  plans) that have assets of $500,000 or more or 100 or more eligible  participants.  See "Availability of
Class  N  shares"  in  the  Statement  of  Additional   Information   for  other
circumstances where Class N shares are available for purchase.

A contingent  deferred sales charge of 1.00% will be imposed upon the redemption of Class N shares, if:

o    The  group  retirement  plan  is  terminated  or  Class  N  shares  of  all
     Oppenheimer  funds are  terminated as an investment  option of the plan and
     Class N shares  are  redeemed  within 18  months  after  the  plan's  first purchase of Class N shares of any Oppenheimer fund, or
o    With respect to an IRA or 403(b) plan,  Class N shares are redeemed  within
     18 months of the plan's first purchase of Class N shares of any Oppenheimer fund.

Retirement  plans  that  offer  Class  N  shares  may  impose  charges  on  plan participant accounts. The procedures for purchasing,  redeeming,  exchanging and transferring  the  Fund's  other  classes of shares  (other  than the time those orders must be received by the  Distributor  or Transfer  Agent in Colorado) and
the special account features  applicable to purchasers of those other classes of shares  described  elsewhere in this  prospectus  do not apply to Class N shares offered through a group retirement plan. Instructions for purchasing, redeeming, exchanging or  transferring  Class N shares offered  through a group  retirement plan must be submitted by the plan, not by plan  participants  for whose benefit the shares are held.

WHO CAN BUY CLASS Y SHARES? Class Y shares are sold at net asset value per share without a sales charge  directly to  institutional  investors  that have special agreements  with the Distributor  for this purpose.  They may include  insurance companies,  registered  investment  companies and employee  benefit  plans.  For
example,   Massachusetts  Mutual  Life  Insurance  Company  ("MassMutual"),   an
affiliate  of the  Manager,  may  purchase  Class Y shares of the Fund and other
Oppenheimer funds (as well as Class Y shares of funds advised by MassMutual) for asset allocation programs,  investment companies or separate investment accounts it sponsors and offers to its customers. Individual investors cannot buy Class Y shares directly.

     An  institutional  investor  that buys  Class Y shares  for its  customers'
accounts may impose charges on those  accounts.  The procedures for  purchasing, redeeming, exchanging and transferring the Fund's other classes of shares (other than the time those orders must be received by the Distributor or Transfer Agent at  their  Colorado  office)  and the  special  account  features  available  to investors  buying those other  classes of shares do not apply to Class Y shares.
Instructions  for  purchasing,  redeeming,  exchanging or  transferring  Class Y shares must be submitted by the institutional investor, not by its customers for whose benefit the shares are held.

DISTRIBUTION AND SERVICE (12b-1) PLANS.

Service Plan for Class A Shares. The Fund has adopted a Service Plan for Class A shares.  It reimburses the  Distributor for a portion of its costs incurred for services  provided to accounts that hold Class A shares.  Reimbursement is made  quarterly  at an annual rate of up to 0.25% of the average  annual net assets of Class A shares of the Fund.  The  Distributor  currently uses all of those fees to compensate dealers, brokers, banks and other financial institutions  quarterly for providing  personal  service and maintenance of accounts of their customers that hold Class A shares.

Distribution and Service Plans for Class B, Class C and Class N Shares. The Fund
     has adopted Distribution and Service Plans for Class B, Class C and Class N
     shares to pay the  Distributor  for its services and costs in  distributing
     Class B,  Class C and  Class N shares  and  servicing  accounts.  Under the plans, the Fund pays the Distributor an annual  asset-based sales charge of
     0.75%  per year on Class B shares  and on Class C shares  and the Fund pays the  Distributor  an annual  asset-based  sales charge of 0.25% per year on
     Class N shares.  The  Distributor  also receives a service fee of 0.25% per year under each plan.

     The asset-based  sales charge and service fees increase Class B and Class C expenses by 1.00% and increase  Class N expenses by 0.50% of the net assets per year of the  respective  class.  Because these fees are paid out of the
     Fund's assets on an on-going basis,  over time these fees will increase the cost of your  investment  and may cost you more than  other  types of sales charges.

     The Distributor  uses the service fees to compensate  dealers for providing personal  services  for  accounts  that  hold  Class B,  Class C or Class N shares.  The Distributor  pays the 0.25% service fees to dealers in advance for the first  year  after the  shares  are sold by the  dealer.  After the shares have been held for a year, the Distributor  pays the service fees to dealers on a quarterly  basis.  The  Distributor may retain the service fee for accounts for which it renders the required personal services.

     When Class B shares are offered, the Distributor will pay sales concessions of 3.75% of the  purchase  price of Class B shares to dealers  from its own resources  at the time of sale.  Including  the advance of the service fee, the total amount paid by the  Distributor to the dealer at the time of sale of Class B shares is therefore 4.00% of the purchase price. The Distributor retains the Class B asset-based sales charge.

     When Class C shares are offered, the Distributor will pay sales concessions of 0.75% of the  purchase  price of Class C shares to dealers  from its own resources  at the time of sale.  Including  the advance of the service fee, the total amount paid by the  Distributor to the dealer at the time of sale of Class C shares is therefore 1.00% of the purchase price. The Distributor pays the asset-based sales charge as an ongoing concession to the dealer on
     Class C shares that have been outstanding for a year or more.

     When Class N shares are offered, the Distributor will pay sales concessions of 0.75% of the  purchase  price of Class N shares to dealers  from its own resources  at the time of sale.  Including  the advance of the service fee, the total amount paid by the  Distributor to the dealer at the time of sale of Class N shares is  therefore  1.00% of the  purchase  price,  subject to certain exceptions as described in the Statement of Additional Information.
     The Distributor retains the asset-based sales charge on Class N shares.

Special Investor Services

ACCOUNTLINK.  You can use our AccountLink feature to link your Fund account with an  account  at a U.S.  bank  or  other  financial  institution.  It  must be an
Automated Clearing House (ACH) member. AccountLink lets you:

o    transmit funds  electronically  to purchase shares by telephone  (through a service representative), or
o    have the Transfer Agent send redemption  proceeds or transmit dividends and distributions directly to your

     bank account. Please call the Transfer Agent for more information.

     You may  purchase  shares by  telephone  only after your  account  has been established.  To purchase  shares in amounts up to $250,000  through a telephone representative,  call the Distributor at  1.800.852.8457.  The purchase  payment will be debited from your bank account.

     AccountLink  privileges  should be  requested on your  application  or your dealer's settlement  instructions if you buy your shares through a dealer. After your account is established,  you can request AccountLink  privileges by sending signature-guaranteed  instructions to the Transfer Agent. AccountLink privileges will apply to each  shareholder  listed in the  registration  on your account as well as to your dealer  representative  of record  unless and until the Transfer
Agent receives written  instructions  terminating or changing those  privileges.
After you establish  AccountLink  for your  account,  any change of bank account information  must be made by  signature-guaranteed  instructions to the Transfer
Agent signed by all shareholders who own the account.

CAN YOU SUBMIT  TRANSACTION  REQUESTS BY FAX? You may send  requests for certain types of account transactions to the Transfer Agent by fax (telecopier).  Please call 1.800.525.7048 for information about which transactions may be handled this way.  Transaction  requests  submitted  by fax are subject to the same rules and restrictions as written and telephone requests described in this Prospectus.

AUTOMATIC  WITHDRAWAL AND EXCHANGE PLANS. The Fund has several plans that enable you to sell shares  automatically  or exchange them to another  OppenheimerFunds account on a regular  basis.  Please  call the  Transfer  Agent or  consult  the
Statement of Additional Information for details.

REINVESTMENT  PRIVILEGE.  If you  redeem  some or all of your Class A or Class B shares of the Fund,  you have up to six  months to  reinvest  all or part of the redemption  proceeds  in Class A shares of the Fund or other  Oppenheimer  funds without  paying a sales charge.  This  privilege  applies only to Class A shares that you purchased  subject to an initial sales charge and to Class A or Class B shares on which you paid a  contingent  deferred  sales charge when you redeemed them.  This privilege does not apply to Class C, Class N or Class Y shares.  You must be sure to ask the  Distributor  for this  privilege  when  you  send  your payment.

RETIREMENT  PLANS.  You may buy  shares  of the Fund for  your  retirement  plan account.  If you  participate  in a plan  sponsored by your  employer,  the plan trustee  or  administrator  must buy the  shares  for  your  plan  account.  The
Distributor also offers a number of different  retirement plans that individuals and employers can use:

Individual  Retirement  Accounts (IRAs).  These include regular IRAs, Roth IRAs,
SIMPLE IRAs and rollover IRAs.  SEP-IRAs.  These are Simplified Employee Pension
Plan IRAs for small  business  owners or  self-employed  individuals.  403(b)(7)
Custodial  Plans.  These  are  tax-deferred  plans  for  employees  of  eligible tax-exempt organizations, such

as schools,  hospitals and  charitable  organizations.  401(k) Plans.  These are special retirement plans for businesses. Pension and Profit-Sharing Plans. These plans are designed for businesses and self-employed individuals.

     Please call the Distributor for OppenheimerFunds retirement plan documents, which include applications and important plan information.

How to Sell Shares

You can sell  (redeem)  some or all of your shares on any regular  business day.
Your shares will be sold at the next net asset value calculated after your order is received in proper form (which means that it must comply with the  procedures described  below) and is accepted by the Transfer Agent.  The Fund lets you sell your shares by writing a letter or by  telephone.  You can also set up Automatic
Withdrawal  Plans to redeem  shares on a regular  basis.  If you have  questions about any of these  procedures,  and especially if you are redeeming shares in a special  situation,  such as due to the death of the owner or from a  retirement plan  account,  please call the Transfer  Agent first,  at  1.800.525.7048,  for assistance.

Certain Requests Require a Signature Guarantee. To protect you and the Fund from fraud,  the  following  redemption  requests  must be in  writing  and must include a signature  guarantee (although there may be other situations that also require a signature guarantee):

o    You wish to redeem $100,000 or more and receive a check
o    The  redemption  check is not  payable  to all  shareholders  listed on the account statement
o    The  redemption  check is not sent to the address of record on your account statement
o    Shares are being  transferred  to a Fund account with a different  owner or name
o    Shares are being  redeemed by someone (such as an Executor)  other than the owners

WhereCan You Have Your  Signature  Guaranteed?  The Transfer Agent will accept a guarantee  of  your  signature  by  a  number  of  financial  institutions, including:

o    a U.S. bank, trust company, credit union or savings association,
o    a foreign bank that has a U.S. correspondent bank,
o    a U.S. registered dealer or broker in securities,  municipal  securities or government securities, or
o    a U.S. national securities exchange, a registered securities association or a clearing agency.

     If you are  signing  on  behalf  of a  corporation,  partnership  or  other business or as a fiduciary, you must also include your title in the signature.

Retirement Plan  Accounts.  There are  special  procedures  to sell shares in an
     OppenheimerFunds  retirement  plan account.  Call the Transfer  Agent for a distribution  request form.  Special  income tax  withholding  requirements apply to distributions from retirement plans. You must submit a withholding form with your redemption  request to avoid delay in getting your money and if you do not want tax  withheld.  If your employer  holds your  retirement plan account for you in the name of the plan, you must ask the plan trustee or  administrator  to  request  the sale of the Fund  shares  in your  plan account.

HOW DO YOU SELL SHARES BY MAIL? Write a letter of instruction that includes:

   o   Your name
   o   The Fund's name
   o   Your Fund account number (from your account statement)
   o   The dollar amount or number of shares to be redeemed
   o   Any special payment instructions
   o   Any share certificates for the shares you are selling
   o   The signatures of all registered owners exactly as the account is registered, and
   o   Any special documents requested by the Transfer Agent to assure  proper authorization of the person asking to sell the shares.

------------------------------- ------------------------------------------------
Use the following address for                 Send courier or express mail
requests by mail:                             requests to:
OppenheimerFunds Services                     OppenheimerFunds Services
P.O. Box 5270                                 10200 E. Girard Avenue, Building D
Denver Colorado 80217                         Denver, Colorado 80231
------------------------------- ------------------------------------------------

HOW DO YOU SELL  SHARES BY  TELEPHONE?  You and your  dealer  representative  of record may also sell your shares by telephone.  To receive the redemption  price calculated on a particular  regular  business day, your call must be received by the Transfer  Agent by the close of The New York Stock  Exchange that day, which is  normally  4:00 P.M.,  but may be  earlier  on some days.  You may not redeem shares  held in an  OppenheimerFunds  retirement  plan  account or under a share certificate by telephone.

o    To redeem shares through a service representative, call 1.800.852.8457

     You may have a check sent to the address on the account  statement,  or, if you have linked your Fund account to your bank account on  AccountLink,  you may have the proceeds sent to that bank account.

Are There Limits on Amounts Redeemed by Telephone?
Telephone Redemptions Paid by Check. Up to $100,000 may be redeemed by telephone in any seven day period.  The check must be payable to all owners of record of the shares and must be sent to the  address  on the  account  statement.
     This service is not available  within 30 days of changing the address on an account.
Telephone  Redemptions  Through  AccountLink.  There  are no  dollar  limits  on telephone  redemption  proceeds sent to a bank account  designated when you establish AccountLink.  Normally the ACH transfer to your bank is initiated on the business day after the redemption.  You do not receive  dividends on the  proceeds  of the shares  you  redeemed  while  they are  waiting to be transferred.

CAN YOU SELL SHARES THROUGH YOUR DEALER?  The Distributor has made  arrangements to repurchase Fund shares from dealers and brokers on behalf of their customers.
Brokers or dealers may charge for that  service.  If your shares are held in the name of your dealer, you must redeem them through your dealer.

HOW CONTINGENT DEFERRED SALES CHARGES AFFECT REDEMPTIONS. If you purchase shares subject  to a Class A,  Class B, Class C or Class N  contingent  deferred  sales charge and redeem any of those shares during the  applicable  holding period for the class of shares, the contingent  deferred sales charge will be deducted from the  redemption  proceeds  (unless you are  eligible  for a waiver of that sales charge  based  on the  categories  listed  in  Appendix  B to the  Statement  of
Additional Information and you advise the Transfer Agent of your eligibility for the waiver when you place your redemption request.)

     A contingent  deferred  sales charge will be based on the lesser of the net asset value of the redeemed shares at the time of redemption or the original net asset value. A contingent deferred sales charge is not imposed on:

o    the amount of your account  value  represented  by an increase in net asset value over the initial purchase price,
o    shares  purchased  by  the  reinvestment  of  dividends  or  capital  gains distributions, or
o    shares redeemed in the special circumstances described in Appendix B to the
     Statement of Additional Information.

     To  determine  whether a  contingent  deferred  sales  charge  applies to a redemption, the Fund redeems shares in the following order:

1. shares acquired by reinvestment of dividends and capital gains distributions,
2. shares held for the holding period that applies to the class, and shares held the longest during the holding period.

     Contingent  deferred sales charges are not charged when you exchange shares of the Fund for shares of other Oppenheimer funds. However, if you exchange them within the  applicable  contingent  deferred sales charge  holding  period,  the holding period will carry over to the fund whose shares you acquire.  Similarly, if you acquire shares of this Fund by exchanging  shares of another  Oppenheimer fund that are still  subject  to a  contingent  deferred  sales  charge  holding period, that holding period will carry over to this Fund.

How to Exchange Shares

Shares of the Fund may be exchanged for shares of certain  Oppenheimer  funds at net asset value per share at the time of exchange,  without sales charge. Shares of the Fund can be purchased by exchange of shares of other Oppenheimer Funds on the same basis. To exchange shares, you must meet several conditions:

o    Shares of the fund selected for exchange must be available for sale in your state of residence.
o    The prospectuses of both funds must offer the exchange privilege.
o    You must hold the shares you buy when you  establish  your  account  for at least seven days before you can  exchange  them.  After the account is open seven days, you can exchange shares every regular business day.
o    You must meet the minimum  purchase  requirements for the fund whose shares you purchase by exchange.
o    Before exchanging into a fund, you must obtain and read its prospectus.

     Shares of a particular  class of the Fund may be exchanged  only for shares of the same class in the other Oppenheimer funds. For example,  you can exchange
Class A shares of this Fund only for  Class A shares of  another  fund.  In some cases, sales charges may be imposed on exchange transactions.  For tax purposes, exchanges  of  shares  involve  a sale of the  shares  of the fund you own and a purchase of the shares of the other fund,  which may result in a capital gain or loss.  Please refer to "How to Exchange  Shares" in the  Statement of Additional
Information for more details.

You can find a list of Oppenheimer  funds  currently  available for exchanges in the  Statement  of  Additional  Information  or obtain  one by calling a service representative at 1.800.525.7048. That list can change from time to time.

HOW DO YOU SUBMIT EXCHANGE REQUESTS? Exchanges may be requested in writing or by telephone:
Written Exchange  Requests.  Submit an  OppenheimerFunds  Exchange Request form, signed by all owners of the account.  Send it to the Transfer  Agent at the address on the back  cover.  Exchanges  of shares  held under  certificates cannot be processed  unless the Transfer  Agent  receives the  certificates with the request.
Telephone Exchange Requests.  Telephone exchange requests may be made by calling a service representative at 1.800.852.8457. Telephone exchanges may be made only  between  accounts  that are  registered  with the  same  name(s)  and address. Shares held under certificates may not be exchanged by telephone.

ARE THERE  LIMITATIONS  ON EXCHANGES?  There are certain  exchange  policies you should be aware of:
o    Shares are normally  redeemed  from one fund and  purchased  from the other fund in the exchange  transaction on the same regular business day on which the  Transfer  Agent  receives an  exchange  request  that  conforms to the policies  described above. It must be received by the close of The New York
     Stock  Exchange that day, which is normally 4:00 P.M. but may be earlier on some days.  However,  either  fund may delay the  purchase of shares of the fund you are exchanging  into up to seven days if it determines it would be disadvantaged by the same day exchange.
o    The  interests  of the Fund's  long-term  shareholders  and its  ability to manage  its  investments  may be  adversely  affected  when its  shares are
     repeatedly   bought   and   sold   in   response   to   short-term   market
     fluctuations--also  known as "market timing." When large dollar amounts are involved,  the Fund may have difficulty  implementing  long-term investment strategies, because it cannot predict how much cash it will have to invest.
     Market  timing  also may force  the Fund to sell  portfolio  securities  at disadvantageous times to raise the cash needed to buy a market timer's Fund shares. These factors may hurt the Fund's performance and its shareholders.
     When the Manager believes  frequent trading would have a disruptive  effect on the Fund's ability to manage its  investments,  the Manager and the Fund may reject purchase orders and exchanges into the Fund by any person, group or account that the Manager believes to be a market timer.
o    The Fund may amend,  suspend or  terminate  the  exchange  privilege at any time. The Fund will provide you notice  whenever it is required to do so by applicable law.
o    If the Transfer Agent cannot exchange all the shares you request because of a restriction  cited above,  only the shares  eligible for exchange will be exchanged.

Shareholder Account Rules and Policies

More  information  about the Fund's policies and procedures for buying,  selling and exchanging shares is contained in the Statement of Additional Information.

The  offering  of  shares  may be  suspended  during  any  period  in which  the determination  of net asset value is  suspended,  and the  offering  may be suspended by the Board of Trustees at any time the Board  believes it is in the Fund's best interest to do so.

Telephone transaction privileges for purchases,  redemptions or exchanges may be modified,  suspended or  terminated  by the Fund at any time. If an account has more than one owner,  the Fund and the  Transfer  Agent may rely on the instructions of any one owner.  Telephone privileges apply to each owner of the account and the dealer  representative of record for the account unless the Transfer Agent receives cancellation  instructions from an owner of the account.

The  Transfer  Agent will record any telephone  calls to verify data  concerning transactions  and has adopted other  procedures  to confirm that  telephone
     instructions   are   genuine,   by   requiring   callers  to  provide   tax
     identification  numbers and other  account  data or by using  PINs,  and by confirming such  transactions  in writing.  The Transfer Agent and the Fund will  not be  liable  for  losses  or  expenses  arising  out of  telephone instructions reasonably believed to be genuine.

Redemption or transfer  requests  will not be honored  until the Transfer  Agent receives all required  documents  in proper  form.  From time to time,  the
     Transfer Agent in its discretion may waive certain of the  requirements for redemptions stated in this Prospectus.

The  redemption  price for shares will vary from day to day because the value of the securities in the Fund's portfolio  fluctuates.  The redemption  price, which is the net asset value per share, will normally differ for each class of shares.  The  redemption  value of your  shares may be more or less than their original cost.

Payment for redeemed shares ordinarily is made in cash. It is forwarded by check or through  AccountLink (as elected by the  shareholder)  within seven days after the Transfer Agent receives  redemption  instructions in proper form.
     However,  under  unusual  circumstances  determined by the  Securities  and
     Exchange  Commission,  payment may be delayed or  suspended.  For  accounts registered  in the  name  of a  broker-dealer,  payment  will  normally  be forwarded within three business days after redemption.

The  Transfer  Agent may delay  forwarding  a check or  processing a payment via
     AccountLink  for  recently  purchased  shares,  but only until the purchase payment has cleared. That delay may be as much as 10 days from the date the shares were purchased.  That delay may be avoided if you purchase shares by
     Federal Funds wire or certified check, or arrange with your bank to provide telephone or written  assurance to the  Transfer  Agent that your  purchase payment has cleared.

Involuntary redemptions of small accounts may be made by the Fund if the account value has fallen below $500 for reasons other than the fact that the market value of shares has dropped. In some cases,  involuntary redemptions may be made to repay the  Distributor  for losses from the  cancellation  of share purchase orders.

Shares may be "redeemed in kind" under unusual  circumstances (such as a lack of liquidity in the Fund's portfolio to meet redemptions). This means that the redemption  proceeds  will be paid with liquid  securities  from the Fund's portfolio.

"Backup  withholding"  of  federal  income tax may be  applied  against  taxable dividends,  distributions and redemption proceeds (including  exchanges) if you fail to furnish the Fund your  correct,  certified  Social  Security or
     Employer  Identification  Number when you sign your application,  or if you under-report your income to the Internal Revenue Service.

To   avoid sending  duplicate  copies of materials to households,  the Fund will mail only one copy of each  prospectus,  annual and semi-annual  report and annual notice of the Fund's privacy policy to shareholders  having the same last name and address on the Fund's  records.  The  consolidation  of these mailings,  called  householding,  benefits the Fund through reduced mailing expense. If you want to receive multiple copies of these materials, you may call the Transfer Agent at 1.800.525.7048. You may also notify the Transfer
     Agent in writing.  Individual  copies of prospectuses,  reports and privacy notices will be sent to you  commencing  30 days after the  Transfer  Agent receives your request to stop householding.

Dividends, Capital Gains and Taxes

DIVIDENDS.  The Fund intends to declare  dividends  separately for each class of shares from net investment  income,  if any, on an annual basis and to pay those dividends  to  shareholders  in  December  on a date  selected  by the  Board of
Trustees.  Dividends and  distributions  paid on Class A and Class Y shares will generally  be higher  than  dividends  for Class B,  Class C and Class N shares, which  normally  have higher  expenses than Class A and Class Y. The Fund has no fixed  dividend  rate and cannot  guarantee  that it will pay any  dividends  or distributions.

CAPITAL  GAINS.  The Fund may  realize  capital  gains on the sale of  portfolio securities.  If it does, it may make  distributions out of any net short-term or long-term capital gains in December of each year. The Fund may make supplemental distributions  of dividends  and capital  gains  following the end of its fiscal year.  There  can be no  assurance  that the Fund  will  pay any  capital  gains distributions in a particular year.

WHAT  CHOICES  DO YOU  HAVE FOR  RECEIVING  DISTRIBUTIONS?  When  you open  your account,  specify on your application how you want to receive your dividends and distributions. You have four options:

Reinvest All  Distributions in the Fund. You can elect to reinvest all dividends and capital gains distributions in additional shares of the Fund.
Reinvest   Dividends  or  Capital   Gains.   You  can  elect  to  reinvest  some
     distributions  (dividends,  short-term  capital gains or long-term  capital gains  distributions)  in the  Fund  while  receiving  the  other  types of distributions  by check or having  them sent to your bank  account  through
     AccountLink.
Receive All  Distributions  in Cash.  You can  elect to  receive a check for all dividends  and capital gains  distributions  or have them sent to your bank through AccountLink.
Reinvest  Your  Distributions  in  Another  OppenheimerFunds  Account.  You  can
     reinvest  all  distributions  in  the  same  class  of  shares  of  another
     OppenheimerFunds account you have established.

TAXES.  If your shares are not held in a tax-deferred  retirement  account,  you should be aware of the  following  tax  implications  of  investing in the Fund.
Distributions  are subject to federal  income tax and may be subject to state or local taxes.  Dividends  paid from  short-term  capital gains and net investment income are taxable as ordinary  income (except in the case of  distributions  of return of capital).  Long-term  capital  gains are taxable as long-term  capital gains when  distributed  to  shareholders.  It does not matter how long you have held your shares.  Whether you reinvest your  distributions in additional shares or take them in cash, the tax treatment is the same.

Every year the Fund will send you and the IRS a statement  showing the amount of any taxable  distribution  you  received in the  previous  year.  Any  long-term capital gains will be  separately  identified  in the tax  information  the Fund sends you after the end of the calendar year.

Avoid"Buying a Dividend." If you buy shares on or just before  ex-dividend  date or just before the Fund declares a capital gains distribution, you will pay the full price for the shares and then  receive a portion of the price back as a taxable dividend or capital gain.

Remember,  There May be Taxes on  Transactions.  Because the Fund's share prices fluctuate,  you may have a capital  gain or loss when you sell or  exchange your shares. A capital gain or loss is the difference between the price you paid for the shares  and the price you  received  when you sold  them.  Any capital gain is subject to capital gains tax.

Returns of Capital Can Occur. In certain cases,  distributions  made by the Fund may be considered a non-taxable return of capital to shareholders.  If that occurs, it will be identified in notices to shareholders.

     This   information  is  only  a  summary  of  certain  federal  income  tax information  about your  investment.  You should  consult  with your tax advisor about the effect of an investment in the Fund on your particular tax situation.

INFORMATION AND SERVICES

For More Information on Oppenheimer Real Estate Fund

The following additional  information about the Fund is available without charge upon request:

STATEMENT  OF  ADDITIONAL   INFORMATION.   This  document  includes   additional
information about the Fund's investment policies,  risks, and operations.  It is incorporated by reference into this  Prospectus  (which means it is legally part of this Prospectus).

ANNUAL  AND  SEMI-ANNUAL  REPORTS.   Additional  information  about  the  Fund's
investments  and  performance  will  be  available  in  the  Fund's  Annual  and
Semi-Annual Reports to shareholders. The Annual Report will include a discussion of market conditions and investment  strategies that significantly  affected the
Fund's performance during its last fiscal year.

How to Get More Information

You can  request  the  Statement  of  Additional  Information,  the  Annual  and
Semi-Annual  Reports (when available),  the notice explaining the Fund's privacy policy and other information about the Fund or your account:

-------------------------------- -----------------------------------------------
By Telephone:                          Call OppenheimerFunds Services toll-free:
                                       1.800.525.7048
-------------------------------- -----------------------------------------------
-------------------------------- -----------------------------------------------
By Mail:                               Write to:
                                       OppenheimerFunds Services
                                       P.O. Box 5270
                                       Denver, Colorado 80217-5270
-------------------------------- -----------------------------------------------
-------------------------------- -----------------------------------------------

On the Internet:             You can send us a request by e-mail or read or
                             download documents on the OppenheimerFunds website:
                             WWW.OPPENHEIMERFUNDS.COM
                             ------------------------

------------------------------- ------------------------------------------------

Information about the Fund including the Statement of Additional Information can be reviewed and copied at the SEC's Public  Reference Room in  Washington,  D.C.
Information  on the  operation of the Public  Reference  Room may be obtained by calling the SEC at 1.202.942.8090.  Reports and other information about the Fund
are  available  on  the  EDGAR  database  on  the  SEC's  Internet   website  at
www.sec.gov.  Copies  may be  obtained  after  payment of a  duplicating  fee by electronic request at the SEC's e-mail address: publicinfo@sec.gov or by writing to the SEC's Public Reference Section, Washington, D.C. 20549-0102.

No one has been authorized to provide any information  about the Fund or to make any  representations  about  the  Fund  other  than  what is  contained  in this
Prospectus.  This  Prospectus is not an offer to sell shares of the Fund,  nor a solicitation  of an offer to buy shares of the Fund,  to any person in any state or other jurisdiction where it is unlawful to make such an offer.

The Fund's SEC File No.: is 811-10589      The Fund's shares are distributed by:
PR0590.001.0202                            [logo] OppenheimerFunds(R)
Printed on recycled paper.                 Distributor, Inc.